FENNEBRESQUE, CLARK, SWINDELL & HAY

                        ATTORNEYS AT LAW

               NATIONSBANK CORPORATE CENTER              TELEPHONE 704-347-3800
                        SUITE 2900                       FACSIMILE 704-347-3838
                  100 NORTH TRYON STREET
           CHARLOTTE, NORTH CAROLINA 28202-4011

                                                                      EXHIBIT 5



                                                 December 20, 1995



Public Service Company of
  North Carolina, Incorporated
400 Cox Road
Post Office Box 1398
Gastonia, North Carolina  28053-1398

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We refer to the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Public Service Company of North Carolina, Incorporated, a North Carolina corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed issuance and sale of up to $125,000,000 aggregate principal amount of debt securities ("Debt Securities") to be issued pursuant to the Indenture and any applicable supplemental indenture (collectively, and as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Indenture") between the Company and First Union National Bank of North Carolina, as trustee (the "Trustee").

         We have examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and public officials and such other documents as we have deemed necessary as the basis for the opinion hereinafter expressed. In our examination, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies and
(ii) due execution and delivery of the Indenture by the Company and the Trustee.

         Based on the foregoing, we are of the opinion that:

         (1) when the Registration Statement relating to the Debt Securities filed with the Securities and Exchange Commission under the Act has been declared effective, no further authorization, consent or approval by any regulatory authority will be required for the valid issuance and sale of the Debt Securities (except under the so-called "blue-sky" or securities

Public Service Company of
 North Carolina, Incorporated
Page 2


laws of the several states or by the North Carolina Utilities Commission ("NCUC"), as to the applicability of which we do not express an opinion);

         (2) when the Board of Directors of the Company or a committee designated thereby, or the authorized officers of the Company acting pursuant to a delegation of authority to them by such a committee, has determined the price and other terms and conditions relating to the issue and sale of the Debt Securities, the Debt Securities will have been duly authorized by the Company;

         (3) upon the execution and delivery to the Trustee of the duly executed written order of the Company, the Debt Securities will be issuable under the terms of the Indenture; and

         (4) upon the execution, certification and delivery of the Debt Securities in accordance with the corporate and governmental authorizations (including, without limitation, compliance with any applicable orders or rules of the NCUC or any "blue-sky" or state securities laws) referred to above and in accordance with the Indenture, the Debt Securities will be valid and legally binding obligations of the Company.

         The opinion expressed in numbered paragraph (4) is qualified to the extent that enforcement of the rights and remedies in the Indenture and the Debt Securities referred to therein is subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         We understand that this opinion is to be used in connection with the Company's Registration Statement on Form S-3 relating to the Debt Securities to be filed with the Securities and Exchange Commission under the Act.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related Prospectus.

                                            Very truly yours,

                (signature of Fennebresque, Clark, Swindell & Hay appears here)